EXHIBIT 23.1

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
NETWORK CN INC.

We have issued our report dated April 4, 2007, accompanying the balance sheets of Shanghai Quo Advertising Company Limited as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income , statements of stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. We hereby consent to the incorporation by reference of said reports on Form 8-K/A that Network CN, Inc.,  File No. 000-30264, expects to file on or about April 25 , 2007.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

April 25 , 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia